Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption ‘‘Experts’’ and to the use of our report dated March 31, 2006 in the Registration Statement (Form S-1) and the related Prospectus of Aircastle Limited dated January 26, 2007.

New York, New York	/s/ Ernst & Young LLP
January 25, 2007